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EXHIBIT 23.3

[KPMG LETTERHEAD]

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of PDVSA Finance Ltd. and Petróleos de Venezuela, S.A., of our report dated April 20, 2001 relating to the consolidated financial statements of Petróleos de Venezuela, S.A., which appear in Petróleos de Venezuela, S.A.'s Annual Report on Form 20-F for the year ended December 31, 2000.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

KPMG Alcaraz Cabrera Vázquez

/s/ GUSTAVO GONZÁLEZ BRACHE

Gustavo González Brache
Public Accountant
C.P.C. N° 476

Caracas, Venezuela
July 18, 2001

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  EXHIBIT 23.3
[KPMG LETTERHEAD]
INDEPENDENT AUDITORS' CONSENT